UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2024

GURU APP FACTORY CORP.
(Exact name of Registrant as specified in its charter)

Nevada	333-274641	98-1726952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

GURU APP FACTORY CORP.

74 Norfolk House Rd.

London SW16 1JH, UK

 (Address of principal executive offices)

+4479 44544871

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Appointment of New Director

On November 15, 2024, the Board of Directors of Guru App Factory Corp (the "Company"), a company specializing in mobile applications development and software development services, appointed Mr. Alexandr Chiciuc as a member of its Board of Directors, effective immediately.

Mr. Chiciuc brings extensive experience and expertise in mobile applications and software development, which the Company believes will significantly contribute to its ongoing projects and innovation efforts in these fields. The Board is confident that Mr. Chiciuc’s appointment will support the Company’s growth and strategic initiatives in the competitive tech industry.

No compensation arrangements or other agreements between the Company and Mr. Chiciuc were made in connection with this appointment. Additionally, there are no family relationships between Mr. Chiciuc and any current executive officers or directors of the Company, nor are there any related party transactions requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GURU APP FACTORY CORP

Date: November 15, 2024	By:	/s/ Deniss Volkovs
	Name:	Deniss Volkovs
	Title:	President

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